                                                                   EXHIBIT 10.23

                              MANAGEMENT AGREEMENT

THIS AGREEMENT, made and entered into on January 3, 2003 by and between B C Restaurants, LLC, a California limited liability company (the "Owner"), and E & C San Francisco, LLC, a California limited liability company (the "Manager");

                              W I T N E S S E T H:

WHEREAS, the Owner intends to develop and open an Elephant & Castle(R) restaurant (the "Elephant & Castle(R) Restaurant" or the "Restaurant") pursuant to a license agreement with Elephant & Castle International, Inc. (the "License Agreement') that will be located in the Club Quarters Hotel located at Battery and Clay Streets in San Francisco, California; and

WHEREAS, the Owner desires to employ the services of the Manager to provide general administrative services and manage the day-to-day operations of the Owner's Elephant & Castle(R) Restaurant in accordance with the License Agreement, and the Manager desires to provide these services to the Owner; and

NOW, THEREFORE, in consideration of $10, the foregoing and the mutual covenants of the parties herein contained and other good and valuable consideration, the parties hereby agree as follows:

                                    ARTICLE 1
                    APPOINTMENT OF MANAGER; PRE-OPENING COSTS

1.1    APPOINTMENT

The Owner hereby designates and appoints the Manager as the Owner's exclusive manager for the Restaurant, and the Manager hereby accepts such designation and appointment and agrees to perform its duties in accordance with (a) the terms and conditions of this Agreement, and (b) the standards of management and operational services customarily and reasonably required of the Manager to fulfill the purposes of this Agreement.

1.2    PRE-OPENING COSTS

The Manager, at its sole expense, will be responsible for and pay all pre-opening training and all pre-opening costs for the Restaurant. "Pre-Opening Training and Pre-Opening Costs" will mean all costs incurred for the recruitment of employees for the Restaurant, the initial training of the Restaurant's employees prior to opening for business, and the salaries, fringe benefits, travel costs, food and lodging of the training crew for both the period before the opening of the Restaurant and the period immediately following the opening that the Manager deems necessary to properly train the Restaurant's employees.

Elephant & Castle(R) Restaurant
Management Agreement                   -1-

                                    ARTICLE 2
                             STANDARDS OF OPERATION

2.1 The Manager will operate the Restaurant at an operational standard that is equal to or better than the standards of operation maintained by the Elephant & Castle(R) Restaurants operated in the Club Quarters Hotels in Boston, Massachusetts and Chicago, Illinois. In addition, the Manager will operate the Restaurant in accordance with the standards, terms and conditions contained in
(a) the Lease Agreement between the Owner and Battery & Clay Associates, LLC which is incorporated herein by reference, and (b) the License Agreement with Elephant & Castle International, Inc., which is incorporated herein by reference. In the event that any terms and conditions in this Agreement, the Lease and/or the License Agreement are in conflict with regard to the standards of operation of the Restaurant, then the standards of operation set forth in the Lease will govern.

                                    ARTICLE 3
                                  ANNUAL BUDGET

3.1 Commencing on January 3, 2003, and for each calendar year during the term of this Agreement, the Owner and the Manager will jointly prepare an Operating Budget for the Restaurant. All disputes relating to the Operating Budget will be resolved by the Owner. The Operating Budget will include all projected costs for operating the Restaurant, including, but not limited to all costs for food, labor, liquor, management salaries, occupancy, utilities, telephone, advertising, third-party service providers, liability insurance, accounting, licenses and permits, employment taxes, payroll taxes, health insurance, fringe benefits, employee incentives, training/operating costs, employment agency fees, repairs and maintenance, service contracts, and legal fees. The budget will be prepared in the form agreed to by the Owner and Manager.

                                    ARTICLE 4
                              DUTIES OF THE MANAGER

4.1 MANAGEMENT OBLIGATIONS. The Manager will, during the term of this Agreement, conduct the business of the Elephant & Castle(R) Restaurant owned by the Owner according to (a) the Manager's reasonable discretion and consistent with the existing store operation practices of Elephant & Castle(R) Restaurants, and (b) the terms and conditions of the Lease and License Agreement, subject to express direction and control by the Owner, the terms and conditions of this Agreement, and the laws and regulations applicable to the Restaurant. In conducting the affairs relating to the Owner, the Manager will use its best efforts to market, advertise and promote the business of the Restaurant and to comply, in all material respects with the laws, rules, regulations, and other requirements applicable to the operation of the Owner's Elephant & Castle(R) Restaurant. Without limiting the scope of the Manager's authority under this Agreement but subject to the Operating Budget, the Manager is explicitly authorized by the Owner to perform the following services and activities for the Owner in connection with the operation of the Restaurant:

       (a) HIRING. The Manager will be responsible for the employment and termination of employment of all employees the Manager determines are required for the efficient and effective operation of the Restaurant.

Elephant & Castle(R) Restaurant
Management Agreement                   -2-

       (b) COMPENSATION. The Manager will be responsible for determining the compensation payable to individual employees and arrange and supervise payroll services provided by third parties.

       (c) TRAINING. The Manager will be responsible for developing, arranging and providing all training programs required for the employees of the Restaurant.

       (d) SUPERVISION. The Manager will be responsible for supervising the day-to-day job performance of the Restaurant's General Manager and employees and for monitoring and evaluating sales performance and customer service.

       (e) ADVERTISING. The Manager will be responsible for administering and managing the advertising, marketing and sales promotions for the Restaurant using the media the Manager deems appropriate and effective and in the best interest of the Restaurant. The Manager will not have the right to advertise or promote the Club Quarters Hotel or to use the Club Quarters name in connection with any advertising of the Restaurant or otherwise.

       (f) ACCOUNTING. The Manager will be responsible for supervising all employees and third parties who will provide internal accounting for the Restaurant, including accounts payable and accounts receivable, general ledger accounting, fixed asset reporting and overall financial reporting, including the preparation of the financial statements required under this Agreement.

       (g) EXPENSE PAYMENT. The Manager will be responsible for supervising the employees and third-party providers who will be paying the business and operational expenses of the Restaurant in accordance with the terms of this Agreement, by means of checks or otherwise, drawn on the accounts of the Restaurant, and approve all payables subject to any dollar limitations on expenditures that have been agreed to by the Manager and the Owner in writing.

       (h) PLANNING AND REVIEW. The Manager will be responsible for providing the necessary data and information required by the Owner for evaluating the operations of the Restaurant.

       (i) COMPLIANCE. The Manager will be responsible for operating and maintaining the Restaurant in compliance with the Lease, the License Agreement and applicable laws.

       (j) INSURANCE. The Manager will be responsible for procuring, administering and managing all insurance coverage required for the Restaurant.

       (k) COMMUNICATION. The Manager will be responsible for communicating all pertinent business, financial and operational information that is reasonably requested by the Owner.

       (l) GENERAL MANAGEMENT. The Manager will be responsible for performing all other acts necessary for the proper management of the Restaurant or that are required in connection with the performance of the Manager's duties under this Agreement.

Elephant & Castle(R) Restaurant
Management Agreement                   -3-

4.2 THIRD PARTY PROVIDERS. If any affiliated company of the Manager provides services for the Restaurant under this Agreement, including payroll and accounting services, then the amount charged to the Restaurant for those services will not exceed the amount that a third party would charge for the same services.

4.3 OPERATING BUDGET. All expenditures made by the Manager for the operation of the Owner's Elephant & Castle(R) Restaurant during any calendar year must be in accordance with the amounts set forth in the Operating Budget approved by the Owner and the Manager, except as agreed to by the parties. Notwithstanding the foregoing, the Manager will have the right to make business expenditures for the Restaurant in an amount not exceeding $25,000 more than the total amount of the yearly budget.

                                    ARTICLE 4
                             ADDITIONAL INSTRUMENTS

The Owner will promptly execute and deliver such powers, authorizations and other documents, and take any and all other actions that are necessary or desirable to enable the Manager to perform its duties under this Agreement.

                                    ARTICLE 5
                        FINANCIAL STATEMENTS AND REPORTS

5.1 FINANCIAL STATEMENTS. The Manager will, during the term of this Agreement, furnish the Owner with monthly and year to date financial statements for the Restaurant in the form and format used by Elephant & Castle(R) Restaurants and approved by the Owner and the Manager. The financial statements will be provided to the Owner on or before the 25th day of each month.

5.2 BOOKS AND RECORDS. The Manager will, during the term of this Agreement, furnish the Owner with all written and oral reports regarding the operation of the Restaurant reasonably requested by the Owner. All books and records of the Restaurant maintained by the Manager will be deemed the property of the Owner and will be available for inspection by the members, chief manager, officers, governors or agents of the Owner at all times during normal business hours. The Manager may make and retain copies of all books and records for purposes related to the Manager's performance of its obligations under this Agreement, provided that all books and records will be provided to the Owner upon termination of this Agreement.

5.3 COPIES TO THE MANAGER AND THE OWNER. The Owner will send the Manager copies of all documents or communications concerning the business of the Restaurant that the Manager may require to perform its duties hereunder, or involving matters which the Manager has undertaken to perform for, or on behalf of, the Owner, and such other documents as the Manager may reasonably request. The Manager will promptly send the Owner copies of all documents or communications concerning the business or operations of the Restaurant dealing or the ownership of the Restaurant as well as such other documents as the Owner may reasonably request. All books and records of the Owner will be available during business hours for inspection by the Manager and its officers, employees or agents, and the Manager and its officers, employees or agents will have the right to make copies thereof or extracts therefrom.

Elephant & Castle(R) Restaurant
Management Agreement                   -4-

                                    ARTICLE 6
                                OWNER'S EXPENSES

The expenses, costs, fees and assessments incurred in the operation of the Owner's Elephant & Castle(R) Restaurant will be borne entirely by the Owner, and the Manager is authorized to pay such expenses from the Restaurants bank accounts. Expenses of the Restaurant will include all expenses in the Operating Budget.

                                    ARTICLE 7
                             MANAGER'S COMPENSATION

The parties acknowledge that the Manager is a non-managing Member of the Owner and that the Manager will be entitled to receive a portion of the net profits from the Restaurant as a result of its Member's Ownership Interest. As a consequence, under the terms of the Member Control Agreement entered into by the Owner's Members (which is incorporated herein by reference), the Owner, the other Member, and the Manager have agreed that the Owner will not have the obligation to pay the Manager any management fee or other compensation for the services being provided under this Agreement.

                                    ARTICLE 8
                     EMPLOYMENT OF THE MANAGER'S EMPLOYEES,
                     USE OF THIRD PARTIES OR SUBCONTRACTORS

The Manager will employ or contract for such personnel as it deems necessary to carry out its duties under the Operating Budget and this Agreement. The personnel responsible for the operations of the Restaurant will be the employees of the Owner's Restaurant or contractors engaged by the Manager on behalf of the Owner's Restaurant. The Manager will not be required to employ or contract with any specific individuals in connection with the management or operation of the Restaurant; however, the Owner will have the right to approve the hiring of the person who will act as the General Manager of the Owner's Restaurant. The Manager will perform the services it is required to perform hereunder at its own expense (except as otherwise expressly specified herein) through its own employees or through arrangements with other individuals or entities (which may be controlled by, under common control with, in control of, or an affiliate of the Manager). The Manager will not have the right to conduct any other business and its services will be exclusive to the Owner.

                                    ARTICLE 9
                                TERM OF AGREEMENT

Subject to the provisions of ARTICLE 10, the term of this Agreement will commence on the date first set forth above, and will continue in effect for 10 years from the date the Lease is effective.

                                   ARTICLE 10
                                   TERMINATION

10.1 TERMINATION BY THE OWNER - WITH CAUSE. In the event of a material breach of this Agreement by the Manager, the Owner will have the right to terminate this Agreement by giving the Manager 60 days' prior written notice and a 60 day opportunity to cure the specified default.

Elephant & Castle(R) Restaurant
Management Agreement                   -5-

In addition, the Owner will have the right to terminate this Agreement, without giving the Manager an opportunity to cure, by giving the Manager three days written notice if (a) the Lease for the Owner's Elephant & Castle(R) Restaurant is terminated, or (b) the License Agreement for the Owner's Elephant & Castle
(R) Restaurant is terminated.

10.2 TERMINATION BY MANAGER - WITH CAUSE. The Manager will have the right to immediately terminate this Agreement at any time upon written notice if (a) the Owner fails to provide the funds necessary for the Manager's effective management of the Owner's Elephant & Castle(R) Restaurant, (b) the Lease for the Owner's Elephant & Castle(R) Restaurant is terminated, or (c) the License Agreement for the Owner's Elephant & Castle(R) Restaurant is terminated.

                                   ARTICLE 11
                      INDEMNIFICATION; LIABILITY LIMITATION

The Owner agrees that the Manager will not be liable to the Owner for any action or omission undertaken in good faith to perform its obligations under this Agreement. The Owner agrees to indemnify and hold harmless the Manager and its officers and directors and its affiliated companies and their officers, directors and employees (the "Indemnitee" or "Indemnitees") from and against any and all liabilities, costs, expenses, and damages, including attorneys' fees, actually and necessarily incurred by or imposed on any of the Indemnitees in connection with or resulting from any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, or any appeal therein, with which any Indemnitee may be or become involved or with which any Indemnitee may be threatened, as a party or otherwise, by reason of the performance of the Manager's duties hereunder, provided that such actions or inactions were taken or omitted by the Indemnitee in good faith and in the reasonable belief that such actions or inactions were in, and not opposed to, the best interests of the Owner, and provided that the Indemnitee had no reasonable cause to believe its conduct was unlawful.

                                   ARTICLE 12
                                     NOTICES

All communications hereunder shall be in writing and shall be sent by (a) pre-paid certified United States mail, return receipt requested, (b) personal service, or (c) a recognized overnight delivery service such as UPS or Federal Express that requires an acknowledgement of delivery by the addressee. All notices shall be deemed effective upon receipt. Notices to the Owner will be addressed to Mr. Jon D. Horowitz, Vice President, Battery & Clay Associates, LLC c/o Masterworks Development Corporation, 56 West 45th Street, 4th Floor, New York, New York, 10036, or at such other address as the Owner may designate in writing, with a copy to Dennis A. Konner, Esq., Ross & Cohen LLP, 711 Third Avenue, New York, New York, 10012. Notices to the Manager will be addressed to Mr. Richard H. Bryant, Chief Manager, E & C San Francisco, LLC, 1190 Hornby Street, 12th Floor, Vancouver, BC, CANADA V6Z 2K5, or at such other address as the Manager may designate in writing, with a copy to G. Thomas MacIntosh II, Esq., Mackall, Crounse & Moore, PLC, 1400 AT&T Tower, 901 Marquette Avenue, Minneapolis, Minnesota 55402.

Elephant & Castle(R) Restaurant
Management Agreement                   -6-

                                   ARTICLE 13
                             SUCCESSORS; ASSIGNMENT

This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either of the parties hereto without the prior written consent of the other. Any delegation or subcontracting of duties or responsibilities by the Manager to third parties pursuant to the provisions of this Agreement will not be deemed an assignment.

                                   ARTICLE 14
                          NO IMPUTATION OF PARTNERSHIP

The Owner and the Manager are not partners or joint venturers and neither this Agreement nor any provision thereof will be deemed to constitute a partnership or joint venture as between the parties or to constitute either party the agent of the other for any purpose except as expressly provided for in this Agreement or in any other written agreement entered into by the parties.

                                   ARTICLE 15
                                  SEVERABILITY

If any provision or part thereof of this Agreement is found to be prohibited, unenforceable or invalid under the laws of any jurisdiction, then the provision or part thereof will be ineffective to the extent of such prohibition, unenforceability or invalidity under the applicable law without affecting the enforceability or validity of such provision in any other jurisdiction, and without invalidating the remainder of that provision or the other provisions of this Agreement.

                                   ARTICLE 16
                                  MISCELLANEOUS

16.1 ENTIRE AGREEMENT. All prior agreements, contracts, promises, representations and statements, if any, between the parties hereto, or their representatives, with respect to the management and operation of the Restaurant are merged into this Agreement, and this Agreement represents the entire agreement between the parties with respect to the operation and management of the Restaurant. Notwithstanding the foregoing, if any provision of this Agreement conflicts with or is inconsistent with any terms or conditions of the Operating Agreement, then the terms and conditions of the Member Control Agreement will govern.

16.2 MODIFICATION. No waiver or modification of the terms hereof will be valid unless in writing signed by the party to be charged and only to the extent therein set forth. In the event this Agreement is amended, said amendment must be in writing and signed by both parties.

16.3 GOVERNING LAW. This Agreement will be governed by, and shall be construed and regulated in accordance with, the laws of the State of California.

16.4 ARBITRATION. All controversies and disputes arising as a result of or pertaining to this Agreement, including allegations of fraud or misrepresentation and claims for specific performance, injunctive relief, rescission, offset or any other remedies, will be resolved and settled by Arbitration in San Francisco, California in accordance with the Code of Procedure of the

Elephant & Castle(R) Restaurant
Management Agreement                   -7-

National Arbitration Forum, 1-800-474-2371 (www.arb-forum.com). The Federal Rules of Evidence will apply to all Arbitration hearings between the parties and each party will have the right to cross examine all witnesses produced by the other party. The Owner and the Manager agree that San Francisco, California is and will be the proper venue for any Arbitration hearing because the Restaurant and the records of Restaurant are located there, and the Owner and the Manager hereby waive any rights that they may have to contest venue of any Arbitration proceedings in San Francisco, California. The decision of the Arbitrator will be final and binding on all parties and the Arbitrator's decision may be entered as a final judgment in any Court of competent jurisdiction. Each party will pay the costs incurred by it in the Arbitration proceeding including, but not limited to, attorneys' fees, filing fees, expert witness fees, deposition costs, investigation costs, travel costs, court reporters' fees and long distance telephone costs. The cost of the Arbitrator will be split equally between the parties to the Arbitration proceeding.

16.5 HEADINGS. The headings of the ARTICLES in this Agreement are for convenience only and do not define, limit or construe the contents of the ARTICLES.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers on the day and year first above written.

"MANAGER"                                  "OWNER"

E&C SAN FRANCISCO, LLC                     BC RESTAURANT, LLC
                                           BY BATTERY & CLAY
                                           ASSOCIATES, LLC, ITS
                                           CHIEF MANAGER

By                                         By
  ----------------------------------         ----------------------------------
   Richard H. Bryant, Chief Manager           Jon D. Horowitz, Vice President

Elephant & Castle(R) Restaurant
Management Agreement                   -8-